As filed with the Securities and Exchange Commission on May 26, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iCAD, INC.

(Exact name of registrant as specified in its charter)

Delaware	02-0377419
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of principal executive offices)	(Zip Code)

2016 Stock Incentive Plan

(Full title of the plan)

Kenneth M. Ferry, Chief Executive Officer

iCAD, Inc.

98 Spit Brook Road, Suite 100

Nashua, NH 03062

(Name and address of agent for service)

(603) 882-5200

(Telephone number, including area code, of agent for service)

Copy to:

Robert J. Mittman, Esq.

Kathleen A. Cunningham, Esq.

Blank Rome LLP

405 Lexington Avenue

New York, New York 10174

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐			Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company	)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, $0.01 par value per share	1,700,000 shares (1)	$5.32	$9,044,000	$911

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”) this registration statement also includes such indeterminate number of shares of Common Stock as may be issued pursuant to certain anti-dilution provisions contained in the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act based upon the average of the high and low sales prices of the Company’s Common Stock as reported on NASDAQ on May 20, 2016.

PART I

Information Required in the Section 10(a) Prospectus

Item 1. Plan Information

The documents containing the information required in Part I of this Registration Statement will be sent or given to employees as specified in Rule 428(b)(1) of the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (“SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the “Section 10(a) Prospectus”).

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), and any other documents required to be delivered to the employees pursuant to Rule 428(b) of the Securities Act are available without charge by contacting: iCAD, Inc. 98 Spit Brook Road, Suite 100, Nashua, New Hampshire 03062, telephone number (603) 882-5200, Attention: Chief Financial Officer.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) hereby are incorporated by reference into this Registration Statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 11, 2016;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016 filed with the SEC on May 10, 2016;

•	Current Reports on Form 8-K filed with the SEC on May 5, 2016 and May 6, 2016; and

•	The description of our common stock contained in our Registration Statements on Form 8-A filed with the SEC and any amendments thereto.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Registrant files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that also is considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (“DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The registrant’s certificate of incorporation, as amended, eliminates, to the fullest extent permitted by the DGCL, a director’s personal liability to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

In addition, the registrant’s by-laws provide that the registrant will indemnify its officers and directors to the full extent permitted by the laws of the State of Delaware and the employment agreements with the registrant’s executive officers and indemnification agreements between the registrant and its directors and certain of its officers provide that the registrant will indemnify them to the full extent provided by the General Corporation Law of the State of Delaware.

Item 7. Exemption from Registration Claimed.

The securities that are to be reoffered or resold pursuant to this registration statement were issued pursuant to the Plan in transactions that were exempt from registration pursuant to Section 4(2) under the Securities Act.

Item 8. Exhibits.

Exhibit No.	Description

4.1	The iCAD, Inc. 2016 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to our Form 10-Q for the quarterly period ended March 31, 2016)

5	Opinion of Blank Rome LLP

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Blank Rome LLP (included in Exhibit 5)

24	Power of Attorney (included on the Signature Page of this Registration Statement)

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on May 26, 2016.

iCAD, Inc.

By:	/s/ Kenneth M. Ferry
Kenneth M. Ferry, Chief Executive Officer

Each person whose signature appears below authorizes each of Kenneth M. Ferry and Kevin C. Burns, or either of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-8 of iCAD, Inc., including any and all post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence Howard Lawrence Howard	Chairman of the Board and Director	May 26, 2016

/s/ Kenneth M. Ferry Kenneth M. Ferry	Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2016

/s/ Kevin C. Burns Kevin C. Burns	President, Chief Financial Officer, Chief Operating Officer (Principal Financial and Accounting Officer)	May 26, 2016

/s/ Rachel Brem Rachel Brem	Director	May 26, 2016

/s/ Anthony Ecock Anthony Ecock	Director	May 26, 2016

/s/ Robert Goodman Robert Goodman	Director	May 26, 2016

/s/ Steven Rappaport Steven Rappaport	Director	May 26, 2016

/s/ Andrew Sassine Andrew Sassine	Director	May 26, 2016

/s/ Somu Subramaniam Somu Subramaniam	Director	May 26, 2016

/s/ Elliot Sussman Elliot Sussman	Director	May 26, 2016

Exhibit Index

Exhibit No.	Description

4.1	The iCAD, Inc. 2016 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to our Form 10-Q for the quarterly period ended March 31, 2016)

5	Opinion of Blank Rome LLP

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Blank Rome LLP (included in Exhibit 5)

24	Power of Attorney (included on the Signature Page of this Registration Statement)